SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549




                              FORM 8-K



                           CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  October 23, 1996




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - X
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)




     Illinois                   0-9726               36-3057941
-------------------        --------------       --------------------
(State or other              (Commission        (I.R.S. Employer
 jurisdiction of            File Number)         Identification No.)
 organization)



        900 N. Michigan Avenue, Chicago, Illinois  60611-1575
        -----------------------------------------------------
               (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
 -------------------------------------------------------------------





                            SUNRISE MALL

                           Brownsville, TX
                           ---------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On October 23, 1996, Carlyle Real Estate Limited Partnership - X (the "Partnership"), through the Sunrise Brownsville Associates, Ltd. joint venture, sold the land and related improvements known as the Sunrise Mall. The purchaser, Brownsville Sunrise Developers, L.P., was not affiliated with the Partnership or its General Partners and the sale price was determined by arm's length negotiations. The property is an approximately 311,000 square foot enclosed mall shopping center and, as of the date of this report, was approximately 84% occupied.

The sale price of the land and improvements was approximately $12,000,000 (after deducting selling costs), which was paid in cash at closing. A significant portion of the sale proceeds was utilized to retire the mortgage debt with an outstanding balance of $11,557,343.
The Partnership has agreed to pay the lender a portion of the net sales proceeds (after certain adjustments) as a mortgage prepayment fee. This amount is currently estimated to be approximately $165,000. As a result of the sale, the Partnership expects to recognize a gain of approximately $5,400,000 for financial reporting purposes and $5,900,000 for Federal income tax purposes in 1996. The Partnership is planning to hold the remaining proceeds for future distribution to the Limited Partners.

The Partnership Agreement provides that the General Partners shall receive 15% of sale or refinancing proceeds (net after expenses and related working capital) and the Limited Partners shall receive 85%. However, the distributions of the General Partners are subject to the Limited Partners' receipt of (i) an amount from sale or refinancing proceeds equal to the Limited Partners' capital investment in the Partnership, and (ii) cumulative cash distributions from net cash receipts (plus any cumulative distributions of sale or refinancing proceeds in excess of the Limited Partners' capital investment) equal to a 6% annual return on their average capital investment (capital investment reduced by sale or refinancing proceeds previously distributed) for each year beginning with the third fiscal quarter of 1981. The Limited Partners have not yet received cash distributions equal to their investment plus a 6% annual return on such investment. Therefore, no portion of the proceeds of this sale will be distributed to the General Partners at this time.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         (a)  Financial Statements.  Not applicable.
         (b)  Pro Forma Financial Information - Narrative.
As a result of the sale of the Sunrise Mall, beyond October 23, 1996, there will be no further rental income and other income, mortgage and other interest, depreciation, or property operating expenses recorded for the Sunrise Mall in the consolidated financial statements of the Partnership, which for the Partnership's most recent year (the year ended December 31, 1995) were approximately $3,744,000, $1,115,000, $345,000 and $2,175,000, respectively. Rental and other income, mortgage and other interest, depreciation and property operating expenses were approximately $809,000, $274,000, $86,000 and $564,000, respectively, for the three months ended June 30, 1996 and $1,664,000, $549,000, $173,000 and $1,045,000, respectively, for the six months ended June 30, 1996. Also, as a result of the sale of the Sunrise Mall, there are no further assets and liabilities related to the Sunrise Mall, which at June 30, 1996 consisted of cash and other current assets of approximately $3,999,000, land and building and improvements (net of accumulated depreciation) of approximately $6,347,000, deferred expenses of approximately $82,000, other long term assets of approximately $201,000, current liabilities of approximately $699,000, other liabilities of $13,000, and long-term debt less current portion of approximately $11,367,000.
        (c)  Exhibits
            10. Purchase and sale agreement, dated October 23, 1996, by and between Sunrise Brownsville Associates, Ltd. ("Seller") (a Texas limited partnership) and Brownsville Sunrise Developers, L.P. ("Purchaser") (a Texas limited partnership) is filed herewith.


                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CARLYLE REAL ESTATE LIMITED PARTNERSHIP-X

                            By:  JMB Realty Corporation
                                 Corporate General Partner


                            By:  GAILEN J. HULL
                                 Gailen J. Hull
                                 Senior Vice President


Dated:  November 7, 1996